EXHIBIT 23(h)(4)

                             PARTICIPATION AGREEMENT

                                      AMONG

                       DAVIS VARIABLE ACCOUNT FUND, INC.,

                            DAVIS DISTRIBUTORS, LLC,

                         DAVIS SELECTED ADVISERS, L.P.,

                                       AND

                 NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I.      Trust Shares                                                  2
ARTICLE II.     Representations and Warranties                                5
ARTICLE III.    Prospectuses, Reports to Shareholders and Proxy
                Statements; Voting                                            9
ARTICLE IV.     Sales Material and Information                               11
ARTICLE V.      Expenses                                                     13
ARTICLE VI.     Potential Conflicts                                          13
ARTICLE VII.    Indemnification                                              15
ARTICLE VIII.   Applicable Law                                               23
ARTICLE IX.     Termination                                                  24
ARTICLE X.      Notices                                                      26
ARTICLE XI.     Miscellaneous                                                27
SCHEDULE A      Separate Accounts and Contracts                              31
SCHEDULE B      Participating Funds                                          32
SCHEDULE C      Cost Allocation                                              33

                             PARTICIPATION AGREEMENT

     THIS PARTICIPATION AGREEMENT ("AGREEMENT"), made as of this ________ day of
June, 2005 by and among New York Life Insurance and Annuity Corporation (the
"Company"), a life insurance company organized under the laws of the State of
Delaware, on its behalf and on behalf of each segregated asset account set forth on Schedule A attached hereto as it may be amended from time to time by mutual written agreement of the Parties hereto (the "Separate Accounts"); Davis
Variable Account Fund, Inc., a corporation organized under the laws of the State of Maryland (the "Trust"), on behalf of each series, individually and not jointly, set forth on Schedule B attached hereto as may be amended from time to time by mutual written agreement of the Parties hereto (each a "Fund" and collectively, the "Funds"); Davis Distributors, a Delaware Limited Liability
Company (the "Distributor"); and Davis Selected Advisers, L.P., a Colorado
Limited Partnership, (the "Adviser") (each a "Party," and collectively, the
"Parties").

     WHEREAS, the Trust engages in business as an open-end management investment company, is registered with the Securities and Exchange Commission (the "SEC")
under the Investment Company Act of 1940, as amended (the "1940 Act"), and is available to act as the investment vehicle for separate accounts established by insurance companies for life insurance policies and annuity contracts; and

     WHEREAS, the Trust intends to make available shares of the Funds to the
Separate Accounts of the Company; and

     WHEREAS, the shares of the Trust are divided into several Funds, and each
Fund represents the interest in a particular managed portfolio of securities and other assets; and

     WHEREAS, the shares of the Fund are registered under the Securities Act of
1933, as amended (the "1933 Act") to the extent required thereby; and

     WHEREAS, the Distributor is registered as a broker/dealer under the
Securities Exchange Act of 1934, as amended (the "1934 Act"), is a member in good standing of the National Association of Securities Dealers, Inc. (the
"NASD") and serves as principal underwriter of the shares of the Funds; and

     WHEREAS, the Adviser is registered as an investment adviser under the
Investment Advisers Act of 1940, as amended ("Advisers Act") and serves as the investment adviser to the Funds; and

     WHEREAS, the Company is an insurance company which has established or will establish one or more Separate Accounts to offer variable annuities and/or variable life insurance policies listed in Schedule A attached hereto as the
Parties may amend from time to time by mutual written agreement (the
"Contracts") issued by the Company and, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase, on behalf of the

Separate Accounts, shares of the Trust to fund certain Contracts, and the Trust is authorized to sell such shares at net asset value. Persons that are parties to a Contract with Company (or other persons who may exercise rights under the
Contracts) are Contract owners ("Contract owners"); and

     WHEREAS, the Trust has obtained an order from the SEC, dated November 17,
1999, (File No. 812-11572), granting participating insurance companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act, and
Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Funds to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies (hereinafter the "Shared Funding Order").

     NOW, THEREFORE, in consideration of their mutual promises, Company, the
Trust, the Distributor and the Adviser agree as follows:

                             ARTICLE I. TRUST SHARES

     Section 1.1. Subject to Article IX and the terms set forth in the Trust's registration statement, as may be amended from time to time, the Trust agrees to make shares of the Funds available for purchase by the Company and the Separate
Accounts indefinitely, and the Distributor agrees to sell such shares to the
Company and the Separate Accounts to the extent made available by the Trust, at the applicable net asset value per share ("NAV") by the Company and the Separate
Accounts on each Business Day pursuant to the rules of the SEC. The Trust will execute purchase orders placed for each Separate Account on a daily basis at the
NAV of each Fund computed after receipt by the Trust or its designee of such order. At Company's request, the Trust agrees to redeem for cash any full or fractional shares of the Fund held by the Company and Separate Accounts, on a daily basis at the NAV computed after receipt by the Trust or its designee of the request for redemption.

     However, if one or more Funds has determined to settle redemption transactions for all of its shareholders on a delayed basis (more than one
Business Day, but in no event more than five Business Days, after the date on which the redemption order is received, and consistent with Section 22(e) of the
1940 Act and any rules or orders of the SEC thereunder), the Trust shall be permitted to delay sending redemption proceeds to Company by the same number of days that the Trust is delaying sending redemption proceeds to the other shareholders of the Funds; provided that in no event may any delay by the Trust in paying redemption proceeds cause the Company or Separate Accounts to fail to meet its obligations under Section 22(e) of the 1940 Act, or require the Company to pay redemption proceeds out of its general account.

     For purposes of this Section 1.1, Company shall be the agent of the Trust for receipt of purchase orders and redemption requests from each Separate
Account and receipt by Company by the earlier of 4:00 p.m. (Eastern time) or the close of regular trading on the New York Stock Exchange (or such other time that the Trust determines the NAV as set forth in the prospectuses for the Funds) constitutes receipt by the Trust on that day, provided the Trust or the Trust's agent receives notice of net purchase orders or net redemption requests by 10:00 a.m. (Eastern time) on the next following Business Day or such later time as permitted by Section 1.1. Upon the request of the Trust, Company shall provide to the Trust, copies of records of purchase orders and redemption requests placed with Company, including records indicating the time at which such orders or requests were received by Company.

     Company will place net orders to purchase or redeem shares of each Fund.
Each order shall describe the net amount of shares and dollar amount of each
Fund to be purchased or redeemed. In the event of net purchases, Company will pay for shares before 3:00 p.m. (Eastern time) on the same day it places the order to purchase shares with the Fund as set forth in this Section 1.1. Payment shall be in federal funds transmitted to the Trust by wire to an account designated by the Trust. Upon receipt by the Trust of the federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Trust. In the event of net redemptions, the
Trust shall pay and transmit proceeds of redemptions to the Company before 3:00
p.m. (Eastern time) on the same day the Company places the order to redeem Fund shares with the Fund unless settlement of redemption transactions is delayed as provided in this Section 1.1. Payment shall be in federal funds transmitted to the Company or its designee by wire to an account designated by the Company.
Upon receipt by the Company of the federal funds so wired, such funds shall cease to be the responsibility of the Trust and shall become the responsibility of the Company.

     For purposes of this Agreement, "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Trust calculates the net asset value of each Fund pursuant to the rules of the SEC, as set forth in each Fund's prospectus.

     Section 1.2. The Board of Trustees of the Trust ("Board"), acting in good faith and in the exercise of its fiduciary responsibilities to Fund shareholders
(including the Company and its Separate Accounts), may refuse to permit the
Trust to sell shares of any Fund to any person, or suspend or terminate the offering of shares of any Fund if such action is required by law or by regulatory authorities having jurisdiction over the sale of shares, or is determined by the Board to be in the best interests of the Fund's shareholders.

     Section 1.3. The Trust represents and warrants that shares of each Fund have been and will be sold only to life insurance companies and their separate accounts and to persons or plans (collectively, "Qualified Persons") that represent and warrant to the Trust that they qualify to purchase shares of the
Fund under Section 817(h) of the Internal Revenue Code of 1986 ("Code"), and the
regulations thereunder without impairing the ability of the Separate Account to consider the portfolio investments of the Fund as constituting investments of the Separate Account for the purpose of satisfying diversification requirements of Section 817(h). The Trust represents and warrants that no shares of any Fund have been or will be sold to the general public. The Trust shall not sell Fund shares to any insurance company or separate account unless an agreement substantially complying with Articles VI and VII and Sections 1.3, 2.1, 2.3,
2.6, and 3.2 of this Agreement is in effect to govern such sales, to the extent required. Company hereby represents and warrants that it and the Separate
Accounts are Qualified Persons.

     Section 1.4. Issuance and transfer of Fund shares will be by book entry only. Share certificates will not be issued to Company or any Separate Account.
Shares purchased from the Trust will be recorded in an appropriate title for each Separate Account or the appropriate sub-account of each Separate Account.
The Trust shall furnish to Company the CUSIP number assigned to each Fund.

     Section 1.5. The Trust shall provide monthly statements of account as of the end of each month for all Company's accounts by the fifteenth (15) Business
Day of the following month.

     Section 1.6. The Trust or its designee shall notify Company (by wire or telephone, followed by written confirmation) in advance of any dividends or capital gain distributions payable on the Funds' shares, but in no case later than 6:00 p.m. Eastern time on the payable date. Company hereby elects to reinvest all such dividends and capital gain distributions as are payable on a
Fund's shares in additional shares of that Fund. The Trust shall notify Company by the end of the next Business Day following the date any dividends or capital gain distributions are paid of the number of shares issued as payment of such dividends and distributions. Company reserves the right to revoke this election and to receive all such dividends and capital gain distributions in cash.

     Section 1.7. The Trust or its agent shall make the NAV of each Fund available to Company on a daily basis as soon as reasonably practical after the
NAV is calculated and reported in a manner required or permitted by applicable law. The Trust shall use reasonable efforts to make such NAV available by 6:30
p.m. Eastern time on each Business Day. In the event that the Trust is unable to meet the 6:30 p.m. time stated herein, the Trust shall provide additional time for the Company to place orders for the purchase and redemption of shares equal to the additional time it takes the Trust to make the NAVs available to the
Company. However, if the NAVs are not available for inclusion in the next business cycle and purchase orders/redemptions are not able to be calculated and available for the Company to execute within the time frame identified in
Sections 1.1 hereof, the Company on behalf of the Separate Account(s), shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the NAV computed as of the close of the prior Business Day. The Trust shall calculate such NAV in accordance with the Trust's registration statement.

     In the event of an error in the computation of a Fund's NAV or any dividend or capital gain distribution (each, a "pricing error"), the Trust shall notify the Company as soon as possible after discovery of the error. Such notification may be verbal, but shall be confirmed promptly in writing in accordance with
Section 10.1 of this Agreement. A pricing error shall be corrected as follows:
(a) if the pricing error results in a difference between the erroneous NAV and the correct NAV of less than $0.01 per share, then no corrective action need be taken; (b) if the pricing error results in a difference between the erroneous
NAV and the correct NAV equal to or greater than $0.01 per share, but less than
1/2 of 1% of the designated Fund's NAV at the time of the error, then the Trust shall take all steps necessary to obtain reimbursement for any loss from any party responsible for the pricing error ("Responsible Party"), after taking into consideration any positive effect of such error; however, no adjustments to
Contract owner accounts need be made; and (c) if the pricing error results in a difference between the erroneous NAV and the correct NAV equal to or greater than 1/2 of 1% of the Fund's NAV at the time of the error, then the Trust shall take all steps necessary to obtain reimbursement for any loss from any
Responsible Party (without taking into consideration any positive effect of such error) and shall reimburse the Company for reasonable administrative and/or systems costs of adjustments made to correct Contract owner accounts. For any money market fund, the correction of pricing errors shall be determined in a manner consistent with Rule 2a-7 under the 1940 Act. With respect to (c) above, if an adjustment to Contract owner accounts is necessary to correct a pricing error which has caused Contract owners to receive less than the amount to which they are entitled, the number of shares of the appropriate designated Fund(s)
attributable to the accounts of the Contract owners will be adjusted and the amount of any underpayments shall be credited by the Trust to the Company for crediting of such amounts to the applicable Contract owner accounts. Upon notification by the Trust of any overpayment due to a pricing error, the Company shall promptly remit to the Trust any overpayment that has not been paid to
Contract owners; however, the Trust acknowledges that the Company does not intend to seek additional payments from any Contract owner who, because of a pricing error, may have underpaid for units of interest credited to his/her account. In no event shall the Company be liable to Contract owners for any such adjustments or underpayment amounts.

     The standards set forth in this Section 1.7 are based on the Parties'
understanding of the views expressed by the staff of the SEC as of the date of this Agreement. In the event the views of the SEC staff are later modified or superseded by SEC or judicial interpretation, the Parties shall amend the foregoing provisions of this Agreement to comport with the appropriate applicable standards, on terms mutually satisfactory to all Parties.

     With respect to the pricing errors described above, this Section shall control over other indemnification provisions in this Agreement.

                   ARTICLE II. REPRESENTATIONS AND WARRANTIES

     Section 2.1. Company represents and warrants that:

     A. It is an insurance company duly organized and in good standing under the laws of Delaware and that it has legally and validly established each Separate
Account as a segregated asset account under such laws,

     B. It has registered or, prior to any issuance or sale of the Contracts, will register each Separate Account as a unit investment trust in accordance with the provisions of the 1940 Act unless exempt therefrom and cause each
Separate Account to remain so registered to the extent required thereby to serve as a segregated asset account for the Contracts.

     C. The interests under the Contracts are or will be registered under the
1933 Act to the extent required prior to any issuance or sale of the Contracts and that the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws and regulations.

     D. The Contracts are currently, and at the time of issuance shall be, treated as annuity contracts or life insurance contracts, under applicable provisions of the Code, and Company will maintain such treatment, and will notify the Trust immediately upon having a reasonable basis for believing the
Contracts have ceased to be so treated or that they might not be so treated in the future.

     Section 2.2. The Trust, on behalf of each Fund, separately and not jointly, represents and warrants that:

     A. The shares of the Funds sold pursuant to this Agreement are registered under the 1933 Act and the regulations thereunder to the extent required.

     B. The shares of the Funds are duly authorized for issuance in accordance with the laws of each jurisdiction in which shares will be offered, to the extent required by applicable laws.

     C. The shares of the Funds shall be sold in material compliance with this
Agreement and with all applicable federal and state laws and regulations.

     D. The Trust is and shall remain lawfully organized and validly existing under the laws of Maryland, that it is registered and shall remain registered with the SEC under the 1940 Act and the regulations thereunder to the extent required.

     E. Subject to Section 1.2, the Trust shall amend its registration statement under the 1933 Act and the 1940 Act, from time to time, as required in order to effect the continuous offering of the Funds' shares.

     F. Each Fund is lawfully organized and validly existing in accordance with the Trust's organization document.

     G. The Trust complies and will operate in compliance in all material respects with all applicable law, including without limitation the 1940 Act and the regulations thereunder.

     H. The Trust has disclosed or made available, in writing, all information relating to the Trust operations requested by the Company and such information is true and accurate in all material respects as of the effective date of this
Agreement. Without prior notice to the Company, the Trust will not make any fundamental changes in its investment policies, any sub-advisers or advisory fees.

     I. Each Fund is and at all times since its inception has been qualified as a regulated investment company under Subchapter M of the Code, and will at times invest money from the Contracts in such a manner and take such other actions as necessary to qualify as a regulated investment company under Subchapter M or any successor or similar provision) and that the Fund will make every effort to maintain such qualification and will notify the Company

immediately in writing upon having a reasonable basis for believing that the
Fund has ceased to so qualify or that it might not so qualify in the future.

     J. Each Fund will at all times invest money from the Contracts in such a manner as to ensure that the Contracts will be treated as variable contracts under the Code and the regulations issued thereunder (or any successor provisions) and at all times since its inception, each Fund has complied, and will continue to comply, with Section 817 of the Code and Treasury Regulation
1.817-5, and any Treasury interpretations thereof, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or regulations. The Trust will notify Company immediately upon having a reasonable basis for believing any Fund has ceased to comply or might not so comply, and will take all steps necessary to adequately diversify the Fund so as to achieve compliance within the grace period afforded by Treasury Regulation Section
1.817-5.

     K. All of its respective directors, officers, employees, investment advisers, and other individuals or entities dealing with the money and/or securities of any Fund in which a Separate Account invests are, and shall continue to be at all times, covered by one or more blanket fidelity bonds or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage required by Rule 17g-1 under the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bonds shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

     Section 2.3. The Trust, on behalf of each Fund, separately and not jointly, and the Distributor, each represents and warrants that no other insurance company or separate account has purchased or will purchase shares of any Fund except pursuant to an agreement containing representations, warranties, and agreements to indemnify substantially the same as those set out in Sections 2.1 and 7.1 hereof. In addition, the Trust and Distributor each shall immediately notify the Company if it becomes aware of any circumstances that would preclude the Company from "looking through" to the investments of any Fund in which it invests, pursuant to the "look-through" rules found in Treasury Regulation
1.817-5.

     Section 2.4. The Distributor represents and warrants that:

     A. It is lawfully organized and validly existing under the laws of its state of organization. It is a member in good standing of the NASD and a broker-dealer registered with the SEC. It is and will remain duly registered and licensed in all material respects under all applicable federal and state laws and regulations and that it will perform its obligations under this Agreement in material compliance with applicable federal and state laws and regulations.

     B. The shares of the Funds sold by it shall be sold in material compliance with all applicable federal and state laws and regulations.

     C. The Trust, Adviser, Company and the Separate Accounts may rely upon the
Shared Funding Order to permit shares of the Trust or its Funds to be sold to and held by variable

insurance product separate accounts of both affiliated and unaffiliated life insurance companies, including Company.

     D. It shall not, either through action or inaction, cause the Trust to breach any of its representations or warranties set out in Section 2.2 hereof.

     Section 2.5. The Adviser represents and warrants that:

     A. It is duly organized, validly existing and in good standing under the laws of Colorado, is and will remain duly registered as an investment adviser under the Advisers Act, as amended, and that it will perform its obligations for the Funds and under this Agreement in material compliance with applicable federal and state laws and regulations.

     B. Each Fund is and at all times since its inception has been qualified as a regulated investment company under Subchapter M of the Code, and will at times invest money from the Contracts in such a manner and take such other actions as necessary to qualify as a regulated investment company under Subchapter M or any successor or similar provision) and that the Fund will make every effort to maintain such qualification and will notify the Company immediately in writing upon having a reasonable basis for believing that the Fund has ceased to so qualify or that it might not so qualify in the future.

     C. Each Fund will at all times invest money from the Contracts in such a manner as to ensure that the Contracts will be treated as variable contracts under the Code and the regulations issued thereunder (or any successor provisions) and at all times since its inception, each Fund has complied, and will continue to comply, with Section 817 of the Code and Treasury Regulation
1.817-5, and any Treasury interpretations thereof, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or regulations. The Adviser will notify Company immediately upon having a reasonable basis for believing any Fund has ceased to comply or might not so comply, and will take all steps necessary to adequately diversify the Fund so as to achieve compliance within the grace period afforded by Treasury Regulation
Section 1.817-5.

     D. All of its respective directors, officers, employees, investment advisers, and other individuals or entities dealing with the money and/or securities of any Fund in which a Separate Account invests are, and shall continue to be at all times, covered by one or more blanket fidelity bonds or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage required by Rule 17g-1 under the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bonds shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

     E. It shall not, either through action or inaction, cause the Trust to breach any of its representations or warranties set out in Section 2.2 hereof.

     Section 2.6. Each Party represents and warrants that:

     A. It shall comply with anti-money laundering laws and regulations applicable to it, including the relevant provisions of the USA PATRIOT Act (Pub.
L. No. 107-56 (2001) and the regulations issued thereunder.

     B. It shall comply with privacy and notice provisions of 15 U.S.C. Sections
6801-6827 and any regulations promulgated thereunder (including but not limited to 17 C.F.R. Part 248) applicable to it as they may be amended from time to time.

     C. It has full power and authority to enter into and perform its obligations under this Agreement; it has duly taken all necessary steps to authorize the person signing this Agreement on its behalf to do so and to authorize the performance of its obligations under this Agreement and assuming the accuracy of and compliance with this representation and warranty by all other Parties, this Agreement will be valid, binding on, and enforceable against such Party in accordance with its terms, subject only to such limitations as apply generally to the rights of creditors, such as, but not limited to, bankruptcy laws, laws governing the insolvency of insurance companies and other entities, and principles of equity.

               ARTICLE III. PROSPECTUSES; REPORTS TO SHAREHOLDERS
                          AND PROXY STATEMENTS; VOTING

     Section 3.1. The Trust shall, or, as appropriate, shall cause its agent to, print and provide Company with as many printed copies of the Funds' current prospectus(es) and statement of additional information, proxy materials, notices, periodic reports, and other materials (which the Funds' provide to its shareholders) in quantities as Company may reasonably request for delivery by
Company to existing or prospective Contract owners.

     Company may elect to print the Funds' prospectus(es) and/or its statement of additional information in combination with other fund companies' prospectuses and statements of additional information. At Company's request, the Trust will provide such documents (including a "camera-ready" copy of such documents as set in type, a diskette in the form sent to the financial printer, or an electronic copy of the documents in a format suitable for posting on the Company's website, all as Company may reasonably request) and such other assistance as is reasonably necessary in order for Company to have prospectuses, statements of additional information, supplements, proxy statements, and annual/semi-annual reports for the Contracts and the Funds printed together in a single document or posted on Company's website.

     Each Party shall bear, or cause its agents to bear, the costs associated with its obligations with regard to the foregoing and other materials as described in, and in accordance with, Schedule C attached hereto and incorporated herein by reference, as the Parties may mutually agree in writing to amend from time to time ("Schedule C").

     Section 3.2. Voting

     A. Company shall provide pass-through voting privileges to all Contract owners with respect to shares of Trust owned by Company's Separate Accounts that are registered as investment companies under the 1940 Act so long as and to the extent the SEC continues to interpret the 1940 Act as requiring pass-through voting privileges or to the extent otherwise required by law. Accordingly,
Company, where applicable, shall vote shares of a Fund held in each Separate
Account in a manner consistent with voting instructions timely received from its
Contract owners.

     B. Company shall be responsible for assuring that the Separate Account determines voting privileges on matters relating to the Fund in a manner consistent with other insurance companies that offer variable annuity and/or variable life insurance contracts and that has entered into an agreement with
Trust for the purpose of making Fund shares available to serve as the underlying investment medium for such contracts ("Participating Companies"). The obligation to calculate voting privileges in a manner consistent with all other registered separate accounts investing in Trust will be a contractual obligation of all
Participating Companies under the agreements governing participation in Trust.
Participating Companies shall vote shares for which it has not received timely voting instructions, as well as shares it owns, in the same proportion as it votes those shares for which it has received voting instructions.

     C. The Trust shall provide the Company and each Participating Company with a written copy of the conditions set forth in the notice related to the Shared
Funding Order and such other assistance as may be necessary to facilitate coordination between Company and other Participating Companies in complying with such conditions and provided further that Company shall be free to vote Trust shares attributable to any Separate Account in any manner permitted by applicable law, to the extent the Shared Funding Order is superseded by SEC or administrative practice (including no-action relief). Company reserves the right to vote Trust shares held in its general account and any segregated asset account in its own right, to the extent permitted by law.

     D. If and to the extent Rule 6e-2 and Rule 6e-3(T) under the 1940 Act are amended, or if Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules thereunder with respect to mixed and shared funding on terms and conditions materially different from any exemptions granted in the Shared Funding Order, then Trust, and/or the Participating
Companies, as appropriate, shall take such steps as may be necessary to comply with Rule 6e-2 and Rule 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such Rules are applicable and Sections 3.2(b), 3.2(c), 3.3, and 6.1-6.7 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such
Rule(s) as so amended or adopted.

     E. The Trust will comply with all provisions of the 1940 Act, the regulations thereunder, and applicable SEC staff interpretations regarding pass-through voting.

     Section 3.3. Each Fund will comply with all the provisions of the 1940 Act requiring voting by shareholders, and in particular, the Fund will either provide for annual meetings or comply with Section 16(c) of the 1940 Act
(although the Fund is not one of the trusts described in Section 16(c) of that
Act) as well as with Section 16(a) and if and when applicable Section

                                       10

16(b). Further, the Fund will act in accordance with the Commission's interpretation of the requirements of Section 16(b). Further, the Fund will act in accordance with the Commission's interpretation of the requirements of
Section 16(a) with respect to periodic elections of trustees and with whatever rules the Commission may promulgate with respect thereto.

     Section 3.4. Notwithstanding anything herein to the contrary, the Adviser or their designee shall reimburse the Company for the reasonable costs associated with substituting one or more different portfolios of a registered investment company for one or more Funds where due to the acts of the Trust or the Adviser (i) the Fund either offers its shares at public sale, ceases to qualify as a regulated investment company under Subchapter M of the Code (or any successor or similar provision), or fails to comply with the diversification requirements of Section 817(h) of the Code (or any successor or similar provision), and as a result the Fund no longer qualifies to serve as a funding vehicle for the Contracts, (ii) there is a material change in a fundamental investment objective of the Fund requiring shareholder approval which results in the reclassification of the investment style of the designated Fund by a nationally recognized mutual fund ranking organization, and the Company furnishes the Trust or the Adviser with written notice of its objection to such change prior to shareholder approval of such change, (iii) the Trust has discontinued or intends to discontinue the offering of its shares to existing or prospective Contract owners, or (iv)the Agreement is terminated in accordance with Sections 9.1.B, C, D, I, K, L, and M. The costs of such substitution shall include, without limitation, reasonable legal fees for obtaining any required
SEC order approving such substitution, and expenses for printing and distributing any Separate Account prospectus or SAI supplement or other disclosure of the substitution or elimination of the Fund as an investment vehicle under the Contracts.

                   ARTICLE IV. SALES MATERIAL AND INFORMATION

     Section 4.1. Company shall furnish, or shall cause to be furnished, to the
Distributor prior to use, each piece of sales literature or advertising prepared by Company in which the Trust or the Funds, the Adviser or the Distributor is
described. No sales literature or advertising will be used if the Trust or the
Adviser reasonably objects to its use within ten (10) Business Days following receipt by the Adviser.

     Section 4.2. Company will not give any information or make any representations or statements on behalf of the Trust or concerning the Trust in connection with the advertising or sale of the Contracts, other than information or representations contained in: (a) the registration statement or Funds'
prospectus(es), as may be amended from time to time, (b) reports to shareholders, (c) proxy statements for the Funds or, (d) sales literature or other promotional material approved by the Adviser, or the Distributor.

     Section 4.3. Each Fund shall furnish, or shall cause to be furnished, to
Company and the Distributor prior to use, each piece of sales literature or advertising prepared by or for the Trust in which Company, the Contracts or
Separate Accounts, are described. No sales literature or advertising will be used if Company reasonably objects to its use within ten (10) Business Days following receipt by Company.

                                       11

     Section 4.4. Neither the Trust, the Distributor nor the Adviser will give any information or make any representations or statements on behalf of Company, the Contracts, or the Separate Accounts or concerning Company, the Contracts or the Separate Accounts, in connection with the advertising or sale of the
Contracts or Fund shares, other than the information or representations contained in: (a) the registration statement or prospectus for the Contracts, as may be amended from time to time (b) reports to shareholders, or (c) in sales literature or other promotional material approved by Company under Section 4.3.
The Fund and the Adviser and the Distributor shall comply with all applicable federal and state laws and regulations in connection with any efforts they make, directly, or indirectly, to promote sales of the Fund's shares.

     Section 4.5. The Trust will provide to Company, upon Company's request, at least one complete copy of all registration statements, prospectuses, statements of additional information, reports to shareholders, proxy statements, sales literature and other promotional materials, applications for exemptions and requests for no-action letters, and all amendments, that relate to the Funds contemporaneously with the filing of such document with the SEC or other regulatory authority.

     Section 4.6. Company will provide to the Trust, upon the Trust's request, at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, and requests for no action letters, and all amendments, that relate to the Company or the Contracts contemporaneously with the filing of such document with the SEC or other regulatory authority.

     Section 4.7. For purposes of this Section, the terms, "sales literature",
"advertising" or "other promotional material" includes, but is not limited to:
advertisements (such as material published, or designed for use in, newspapers, magazines, other periodicals, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, electronic publications, websites, or other public media) (i.e., any written communication distributed or generally made available to customers or the public including electronic and website materials, brochures, circulars, research reports, market letters, e-mail messages, form letters, newsletters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article);
educational or training materials or other communications distributed or made generally available to some or all agents or employees; registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials, and any other material constituting sales literature or advertising under NASD rules, the 1933 Act or the 1940 Act, including electronic and website materials.

                                       12

                               ARTICLE V. EXPENSES

     Section 5.1. Except as otherwise expressly provided in this Agreement, each
Party agrees to bear all expenses incident to performance by the Party under this Agreement.

                         ARTICLE VI. POTENTIAL CONFLICTS

     Section 6.1. The Trust represents that the Board will monitor the Funds for the existence of any material irreconcilable conflict between the interests of the Contract owners of all separate accounts investing in the Funds. An irreconcilable material conflict may arise for a variety of reasons, including:
(a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities;
(c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Fund are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance policy owners; or (f) a decision by an insurer to disregard the voting instructions of Contract owners. The Board shall promptly inform Company in writing if it determines that an irreconcilable material conflict exists and the implications thereof.

     Section 6.2. Company will report any potential or existing material irreconcilable conflict of which it is aware to the Board. The Company will assist the Board in carrying out its responsibilities under the relevant provisions of the federal securities laws, including Rule 6e-3(T)(b)(15), and the conditions set forth in the Shared Funding Order, by providing the Board with all information reasonably necessary for it to consider any issues raised.
This includes, but is not limited to, an obligation by the Company to inform the
Board whenever Contract owner voting instructions are disregarded by the
Company. These responsibilities will be carried out with a view only to the interests of the Contract owners.

     Section 6.3. If it is determined by a majority of the Board, or a majority of its independent Trustees, that a material irreconcilable conflict exists, affecting the Company, then the Company will, at its expense and to the extent reasonably practicable, take whatever steps it can which are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (a)
withdrawing the assets allocable to some or all of the Separate Accounts from the Trust or any Fund thereof and reinvesting those assets in a different investment medium, which may include another Fund of the Trust or another investment company, or submitting the question as to whether such withdrawal should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group or class (i.e.,
Contract owners of one or more participating insurance companies) that votes in favor of such withdrawal; or (b) establishing a new registered management investment company or managed separate

                                       13

account. The responsibility to take such remedial action shall be carried out with a view only to the interests of the Contract owners.

     If a material irreconcilable conflict arises because of a decision by the
Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Trust's election, to withdraw the affected Separate
Account's investment in the Trust and terminate this Agreement with respect to such Separate Account; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the independent Trustees of the Board.
Any such withdrawal and termination must take place within 6 months after the
Trust gives written notice that this provision is being implemented, and until the end of that 6 month period, the Trust shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Funds.
No charge or penalty will be imposed as a result of such withdrawal.

     If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected
Separate Account's investment in the Fund and terminate this Agreement with respect to such Fund within 6 months after the Board informs the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the independent trustees of the Board.
Until the end of the foregoing 6 month period, the Fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Funds.

     Section 6.4. For the purposes of this Section 6.4, a majority of the independent Trustees shall determine whether or not any proposed action adequately remedies any material irreconcilable conflict, but in no event will the Trust be required to establish a new funding medium for any Contract.
Further, the Company shall not be required by this Section 6.4 to establish a new funding medium for any Contract if an offer to do so has been declined by a vote of a majority of Contract owners affected in a materially adverse manner by the irreconcilable material conflict. In the event that the Board determines that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the affected Separate Account's investment in the Fund and terminate this Agreement with respect to the Fund within 6 months after the Board informs the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the independent Trustees.

     Section 6.5. Company, at the request of the Board will, at least annually, submit to the Board such reports, materials or data as the Board may reasonably request so that the Board may fully carry out the obligations imposed upon them.
All reports received by the Board of potential or existing conflicts, and all
Board action with regard to determining the existence of a conflict, and determining whether any proposed action adequately remedies a conflict, shall be properly

                                       14

recorded in the minutes of the Board or other appropriate records, and such minutes or other records shall be made available to the SEC upon request.

     Section 6.6. If and to the extent any mixed and shared funding order or any amendment thereto contains terms and conditions different from Article VI of this Agreement, then the Fund and/or the Company, as appropriate, shall take such steps as may be necessary to comply with the mixed and shared funding exemptive order, and this Article VI shall be deemed to incorporate such new terms and conditions, and any term or condition of this Article VI that is inconsistent therewith shall be deemed to be succeeded thereby. If and to the extent that Rule 6e-2 and 6e-3(T) are amended, or Rule 6e-3 under the 1940 Act is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed and shared funding on terms and conditions materially different from those contained in the Shared
Funding Order, then (a) the Fund and/or the Company as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and
(b) this Article VI shall be deemed to incorporate such new terms and conditions, and any term or condition of this Article VI that is inconsistent therewith, shall be deemed to be succeeded thereby.

     Section 6.7. The Trust will provide the Company with as much notice as is reasonably practicable of any proxy solicitation, and of any material change in the Trust's registration statement, particularly any change that could result in a change to the registration statement or prospectus for any Separate Account or a Contract. The Trust will work with the Company so as to enable the Company to solicit proxies from Contract owners, or to make changes to its prospectus or registration statement, in an orderly manner. The Trust will make reasonable efforts to attempt to have changes affecting Contract prospectuses become effective simultaneously with the annual update for such prospectuses.

                          ARTICLE VII. INDEMNIFICATION

     Section 7.1. Indemnification by Company

     A. Company agrees to indemnify and hold harmless the Distributor, the
Adviser, the Trust and each of their directors, Trustees or (if applicable), officers, employees and agents and each person, if any, who controls the
Distributor, the Adviser, or the Trust within the meaning of Section 15 of the
1933 Act (collectively, the "Fund Indemnified Parties" and individually, a "Fund
Indemnified Party") against any and all losses, claims, damages, liabilities, investigations or litigation (including amounts paid in settlement with the written consent of Company, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which any of the Fund Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses are related to the sale or acquisition of the Contracts or the purchase or redemption of Fund shares in connection with the Contracts and:

                                       15

          1. Arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in a registration statement for the Contracts or in the Contracts themselves or in sales literature relating to the Contracts or Separate Accounts (or any amendment or supplement to any of the foregoing) (collectively, "Company Documents", or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply to a Fund Indemnified Party to the extent that any Loss arises out of or is based upon any untrue statement or omission or alleged untrue statement or omission that was made in reliance upon and was accurately derived from written information furnished to Company by or on behalf of such Fund Indemnified Party for use in Company Documents or otherwise for use in connection with the sale of the Contracts or shares of the
Funds; or

          2. Arise out of or result from wrongful or inaccurate statements or representations (other than statements or representations contained in and accurately derived from Trust Documents as defined in Section 7.2A.1) or wrongful conduct of Company or persons under its control, with respect to the sale or acquisition of the Contracts or shares of the Funds; or

          3. Arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in information furnished in writing by
Company for use in Trust Documents as defined in Section 7.2A.1 or the omission or alleged omission to state therein a material fact required to be stated
therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Trust, the Distributor or the Adviser by or on behalf of Company; or

          4. Arise out of or result from any failure by Company to provide the services or furnish the materials required under the terms of this Agreement; or

          5. Arise out of or result from any material breach by the Company of any representation and/or warranty made by Company in this Agreement or arise out of or result from any other material breach of this Agreement by Company; as limited by and in accordance with, Sections 7.1B and 7.1C hereof.

     B. Company shall not be liable to a Fund Indemnified Party under this indemnification provision with respect to any Losses which are due to such Fund
Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Fund Indemnified Party's duties or by reason of such
Indemnified Party's reckless disregard of obligations and duties under this
Agreement or to the Trust, the Distributor or the Adviser, whichever is applicable.

     C. Company shall not be liable under this indemnification provision with respect to any claim made against a Fund Indemnified Party unless a Fund
Indemnified Party shall have notified Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Fund Indemnified Party
(or after such Fund Indemnified Party shall have received notice of such

                                       16

service on any designated agent), but failure to notify Company of any such claim shall not relieve Company from any liability which it may have to the Fund
Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against any of the Fund Indemnified Parties, Company shall be entitled to participate, at its own expense, in the defense of such action. Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the Party named in the action. After notice from Company to such Party of Company's election to assume the defense thereof, as long as Company is performing its obligations under this Article, the Fund Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and Company will not be liable to such Party under this Agreement for any legal or other expenses subsequently incurred by such Party independently in connection with the defense thereof other than reasonable costs of investigation.

     D. Each Fund Indemnified Party will promptly notify Company of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the shares of the Funds or the Contracts or the operation of the Trust.

     Section 7.2. Indemnification by the Distributor

     A. The Distributor agrees to indemnify and hold harmless Company and each of its directors, officers, employees and agents and each person, if any, who controls Company within the meaning of Section 15 of the 1933 Act (collectively, the "Company Indemnified Parties" and individually, a "Company Indemnified
Party") against any and all losses, claims, damages, liabilities, investigations or litigation (including amounts paid in settlement with the written consent of the Distributor, which consent shall not be unreasonably withheld) or expenses
(including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith)(collectively, "Losses"), to which the Company
Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses are related to the sale or acquisition of the shares of the Funds or the Contracts and:

          1. Arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus, statement of additional information or sales literature of the Trust applicable to the Funds (or any amendment or supplement to any of the foregoing)
(collectively, "Trust Documents") or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated
therein or necessary to make the statements therein not misleading, (i) if such statement of omission was made in reliance upon and accurately derived from written information furnished by the Distributor or (ii) if such Trust Document
(other than information contained therein provided by any person other than the
Adviser) was prepared by the Distributor, provided in either of the foregoing cases, that this indemnity shall not apply as to any Company Indemnified Party to the extent that any Loss arises out of or is based upon any untrue statement or omission or alleged untrue statement or omission that was made in reliance upon and was accurately derived from written information furnished to the Trust, the Adviser, or the Distributor by or on

                                       17

behalf of Company for use in Trust Documents or otherwise for use in connection with the sale of the Contracts or shares of the Funds; or

          2. Arise out of or result from wrongful or inaccurate statements or representations (other than statements or representations contained in and accurately derived from Company Documents) or wrongful conduct of the
Distributor or persons under its control, with respect to the sale or distribution of the Contracts or shares of the Funds; or

          3. Arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in information furnished by the
Distributor for use in Company Documents, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information (including information about the Trust or the Funds) furnished to Company by the
Distributor on its own behalf or by another party on behalf of the Distributor;
or

          4. Arise out of or result from any failure by the Distributor to provide the services or furnish the materials required under the terms of this
Agreement; or

          5. Arise out of or result from any material breach by the Distributor of any representation and/or warranty made by the Distributor in this Agreement or arise out of or result from any other material breach of this Agreement by the Distributor; as limited by, and in accordance with, Sections 7.2.B and 7.2.C hereof.

     B. The Distributor shall not be liable under this indemnification provision with respect to any Losses which are due to an Company Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Company
Indemnified Party's duties or by reason of such Company Indemnified Party's reckless disregard of obligations and duties under this Agreement or to Company or the Separate Account, whichever is applicable.

     C. The Distributor shall not be liable under this indemnification provision with respect to any claim made against a Company Indemnified Party unless such
Company Indemnified Party shall have notified the Distributor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Company
Indemnified Party (or after such Company Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the
Distributor of any such claim shall not relieve the Distributor from any liability which it may have to the Company Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision.
In case any such action is brought against the Company Indemnified Parties, the
Distributor shall be entitled to participate, at its own expense, in the defense thereof. The Distributor also shall be entitled to assume the defense thereof, with counsel satisfactory to the Company Indemnified Party named in the action.
After notice from the Distributor to such Company Indemnified Party of its election to assume the defense thereof, as long as the Distributor is performing its obligations under this Article, the Company Indemnified Party shall bear the expenses of any additional counsel retained by it, and the

                                       18

Distributor will not be liable to such Party under this Agreement for any legal or other expenses subsequently incurred by such Party independently in connection with the defense thereof other than reasonable costs of investigation.

     D. The Company Indemnified Parties shall promptly notify the Distributor of the commencement of any litigation or proceedings against them or any of their officers or directors in connection with the issuance or sale of the Contracts or the operation of a Separate Account.

     Section 7.3. Indemnification by the Adviser

     A. The Adviser agrees to indemnify and hold harmless the Company
Indemnified Parties against any and all losses, claims, damages, liabilities, investigations or litigation (including amounts paid in settlement with the written consent of the Adviser, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Company Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses are related to the sale or acquisition of the shares of the Funds or the Contracts and;

          1. Arise out of or are based upon any untrue statement or alleged untrue statement of any material fact in any Trust Documents or omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (i) if such statement or omission was made in reliance upon and accurately derived from written information furnished by the Adviser or (ii) if such Trust Document
(other than information contained therein provided by any person other than the
Adviser) was prepared by the Adviser, provided that in either of the foregoing cases, this indemnity shall not apply as to any Company Indemnified Party to the extent that any Loss arises out of or is based upon any untrue statement or omission or alleged untrue statement or omission that was made in reliance upon and was accurately derived from written information furnished to the Trust, the
Adviser, or the Distributor by or on behalf of Company for use in Trust
Documents or otherwise for use in connection with the sale of the Contracts or shares of the Funds; or

          2. Arise out of or result from wrongful or inaccurate statements or representations (other than statements or representations contained in and accurately derived from Company Documents) or wrongful conduct of the Adviser or persons under its control, with respect to the sale or distribution of the
Contracts or shares of the Funds; or

          3. Arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in information furnished in writing by the Adviser for use in Company Documents, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information (including information about the Trust or the Funds) furnished to Company by or on behalf of the Adviser; or

                                       19

          4. Arise out of or result from any failure by the Adviser to provide the services or furnish the materials required under the terms of this
Agreement; or

          5. Arise out of or result from any material breach of any
representation and/or warranty made by the Adviser in this Agreement or arise out of or result from any other material breach of this Agreement by the
Adviser; as limited by, and in accordance with, Sections 7.3B and 7.3C hereof.

     B. The Adviser shall not be liable under this indemnification provision with respect to any Losses which are due to a Company Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Company
Indemnified Party's duties or by reason of such Company Indemnified Party's reckless disregard of obligations and duties under this Agreement or to Company or the Separate Account, whichever is applicable.

     C. The Adviser shall not be liable under this indemnification provision with respect to any claim made against a Company Indemnified Party unless such
Company Indemnified Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Company
Indemnified Party (or after such Company Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the
Adviser of any such claim shall not relieve the Adviser from any liability which it may have to the Company Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Company Indemnified Parties, the Adviser shall be entitled to participate, at its own expense, in the defense thereof. The Adviser also shall be entitled to assume the defense thereof, with counsel satisfactory to the Company Indemnified Party named in the action. After notice from the
Adviser to such Company Indemnified Party of its election to assume the defense thereof, as long as the Adviser is performing its obligations under this
Article, the Company Indemnified Party shall bear the expenses of any additional counsel retained by it, and the Adviser will not be liable to such Party under this Agreement for any legal or other expenses subsequently incurred by such
Party independently in connection with the defense thereof other than reasonable costs of investigation.

     D. The Company Indemnified Parties shall promptly notify the Adviser of the commencement of any litigation or proceedings against them or any of their officers or directors in connection with the issuance or sale of the Contracts or the operation of a Separate Account.

     Section 7.4. Indemnification by the Trust

     A. The Trust agrees to indemnify and hold harmless the Company Indemnified
Parties against any and all losses, claims, damages, liabilities, investigations or litigation (including amounts paid in settlement with the written consent of the Trust, which consent shall
                                       20

not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith)
(collectively, "Losses"), to which the Company Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses are related to the sale or acquisition of the shares of the Funds or the Contracts and:

          1. Arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Trust Documents generated or approved by the Trust or arise out of or are based upon the Trust's omission or alleged omission to state therein a material fact required to be stated
therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Company Indemnified Party to the extent that any Loss arises out of or is based upon any untrue statement or omission or alleged untrue statement or omission that was made in reliance upon and was accurately derived from written information furnished to the Trust, the
Adviser, or the Distributor by or on behalf of Company for use in Trust
Documents or otherwise for use in connection with the sale of the Contracts or shares of the Funds; or

          2. Arise out of or result from wrongful or inaccurate statements or representations (other than statements or representations contained in and accurately derived from Company Documents) or wrongful conduct of the Trust or persons under its control, with respect to the sale or distribution of the
Contracts or shares of the Funds; or

          3. Arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in information furnished in writing by the Company for use in Company Documents, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to
Company by or on behalf of the Trust or the Funds; or

          4. Arise out of or result from any failure by the Trust to provide the services or furnish the materials required under the terms of this Agreement; or

          5. Arise out of or result from any material breach of any
representation and/or warranty made by the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust; as limited by, and in accordance with, Sections 7.4B and 7.4C hereof.

     B. The Trust shall not be liable under this indemnification provision with respect to any Losses which are due to a Company Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Company
Indemnified Party's duties or by reason of such Company Indemnified Party's reckless disregard of obligations and duties under this Agreement or to Company or the Separate Account, whichever is applicable.

                                       21

     C. The Trust shall not be liable under this indemnification provision with respect to any claim made against a Company Indemnified Party unless such
Company Indemnified Party shall have notified the Trust in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Company
Indemnified Party (or after such Company Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Trust of any such claim shall not relieve the Trust from any liability which it may have to the Company Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision In case any such action is brought against the Company Indemnified Parties, the Trust shall be entitled to participate, at its own expense, in the defense thereof. The Trust also shall be entitled to assume the defense thereof, with counsel satisfactory to the Company Indemnified Party named in the action. After notice from the
Trust to such Company Indemnified Party of its election to assume the defense thereof, as long as the Trust is performing its obligations under this Article, the Company Indemnified Party shall bear the expenses of any additional counsel retained by it, and the Trust will not be liable to such Party under this
Agreement for any legal or other expenses subsequently incurred by such Party independently in connection with the defense thereof other than reasonable costs of investigation.

     D. The Company Indemnified Parties shall promptly notify the Trust of the commencement of any litigation or proceedings against them or any of their officers or directors in connection with the issuance or sale of the Contracts or the operation of a Separate Account.

     E. Company acknowledges and agrees that the obligations of the Trust under this Section 7.4 are to be construed as the obligation individually of each
Fund, and under no circumstances shall any right or remedy of Company with respect to indemnification by a Fund be deemed an obligation or responsibility of any other Fund.

     Section 7.5. With respect to any claim, the Parties each shall give the others reasonable access during normal business hours to its books, records, and employees and those books, records, and employees within its control pertaining to such claim, and shall otherwise cooperate with one another in the defense of any claim. Regardless of which Party defends a particular claim, the defending
Party shall give the other Parties written notice of any significant development in the case as soon as practicable,

     Section 7.6. If a Party is defending a claim and indemnifying another Party hereto, and: (i) a settlement proposal is made by the claimant, or (ii) the defending Party presents a settlement proposal to the claimant that is accepted by the claimant (subject to acceptance by the indemnified Party), then the defending Party promptly shall provide written notice to the indemnified Party of such settlement proposal together with its counsel's recommendation. If the defending Party desires to enter into the settlement and the indemnified Party fails to consent to such settlement within thirty (30) business days after receipt of such notice (unless such period is extended, in writing, by mutual agreement of such Parties), then the indemnified Party, commencing on the earlier of the date the indemnified Party declined to accept the settlement or the expiration of the thirty (30) day period, shall defend the claim (at the defending Party's expense) and shall relieve the defending Party of any obligation hereunder to indemnify it and hold it harmless for all Losses associated with the claim that are in excess of the proposed settlement amount.
The defending Party, however, shall remain obligated hereunder to indemnify and

                                       22

hold harmless the indemnified Party for any Losses up to and including the amount of the proposed settlement.

     Regardless of which Party is defending the claim: (i) if a settlement requires an admission of liability by the non-defending Party or (ii) would require the non-defending Party to either take action (other than purely ministerial action) or refrain from taking action (due to an injunction or otherwise) (a "Specific Performance Settlement"), the defending Party may agree to such settlement only after obtaining the express, written consent of the non-defending Party. If a non-defending Party fails to consent to a Specific
Performance Settlement, the consequences described in the last sentence of the first paragraph of Section 7.6 shall not apply.

     Section 7.7. The Parties shall use good faith efforts to resolve any dispute concerning this indemnification obligation. Should those efforts fail to resolve the dispute, the ultimate resolution shall be determined in a de novo proceeding, separate and apart from the underlying matter complained of, before a court of competent jurisdiction. Either Party may initiate such proceedings with a court of competent jurisdiction at any time following the termination of the efforts by such Parties to resolve the dispute (termination of such efforts shall be deemed to have occurred thirty (30) days from the commencement of the same unless such time period is extended by the written agreement of the
Parties). The prevailing Party in such a proceeding shall be entitled to recover reasonable attorneys' fees, costs, and expenses.

     Section 7.8. A successor by law of the Parties to this Agreement shall be entitled to the benefits of the indemnification contained in this Article VII.
The provisions of this Article VII shall survive termination of this Agreement.

                          ARTICLE VIII. APPLICABLE LAW

     Section 8.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York.

     Section 8.2. This Agreement, its terms and definitions, shall be subject to the provisions of the 1933 Act, the 1934 Act, and the 1940 Act, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant.

     Section 8.3. For purposes of this Agreement, a Party's obligations hereunder to comply with "applicable federal and state laws and regulations"
shall be limited to complying with only those federal and state laws and regulations that apply to it.

                                       23

                             ARTICLE IX. TERMINATION

     Section 9.1. This Agreement shall continue in full force and effect until terminated in accordance with the provisions herein. This Agreement shall terminate in its entirety or with respect to a particular Fund, as specified below, without penalty upon the first to occur of:

     A. Termination as to any Fund by any Party for any reason upon ninety (90)
days advance written notice delivered to the other Parties, unless a shorter time is agreed to by all the Parties; or

     B. Termination by Company by written notice to the Trust, the Adviser and the Distributor with respect to any Fund in the event (i) any of the shares of the Fund are not registered, issued or sold in accordance with applicable federal and/or state law, or such law precludes the use of such shares as the underlying investment medium of the Contracts issued or to be issued by Company or (ii) shares of that Fund are not reasonably available to meet the requirements of the Contracts as determined by Company; or

     C. Termination by Company upon written notice to the Trust and the Adviser with respect to any Fund in the event that such Fund ceases to qualify as a
Regulated Investment Company under Subchapter M of the Code or under any successor or similar provision; or

     D. Termination by Company upon written notice to the Trust and the
Distributor with respect to any Fund in the event that such Fund fails to meet the diversification requirements specified in Sections 1.3 and 2.3 of this
Agreement; or

     E. Termination by the Trust upon written notice to Company in the event that the Contracts fail to meet the qualifications specified in Section 2.1B hereof; or

     F. Termination by any Party in the event that the Trust's Board of Trustees determines that a material irreconcilable conflict exists as provided in Article
VI hereof; or

     G. Termination in the event the Distributor ceases to serve as distributor of a Fund provided the Trust, on behalf of the Fund, shall promptly notify the other Parties of such an event; or

     H. Termination as to a Fund, upon termination of the investment advisory agreement between the Fund and Adviser or its successors unless each other Party to this Agreement specifically approves the selection of a new Fund investment adviser. The terminating Party shall give notice of such termination to all other Parties, and the termination shall be effective as of the date specified in the notice, which shall be not more than thirty (30) days after such notice has been received by all such Parties. The Trust, on behalf of such Fund, shall promptly furnish notice of termination of the Adviser to each other Party to this Agreement;

                                       24

     I. Termination by the Company, upon any substitution of the shares of another investment company or series thereof for shares of the Fund in accordance with the terms of the Contracts, provided that the Company has given at least forty-five (45) days prior written notice to the Fund and the Adviser of the date of substitution;

     J. Termination by any Party, upon another Party's breach of any material provision of this Agreement. The terminating Party shall deliver notice of such breach to all other Parties to this Agreement. The termination shall be effective thirty (30) days after the notice has been received by all such
Parties, but only if the breaching Party shall not have cured the breach, in all material respects, by the end of the thirty (30) day period;

     K. Termination by any Party to this Agreement, if that Party shall determine, in its sole judgment reasonably exercised in good faith, that any other Party to this Agreement (or any affiliate of such Party) has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and such material adverse change or material adverse publicity is likely to have a material adverse impact upon the business and operation of the terminating Party, such terminating Party shall notify each other Party in writing of such determination and its intent to terminate this
Agreement, and, if, after considering the actions taken by the entity suffering the adverse change or adverse publicity and any other changes in circumstances since the giving of such notice, such determination of the terminating Party shall continue to apply on the thirtieth (30th) day after such notice has been received by all other Parties, such thirtieth (30th) day shall be the effective date of termination;

     L. As to a Fund, at the option of any Party to this Agreement, upon the institution of formal proceedings against any other Party to this Agreement by the SEC, NASD or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in the terminating Party's reasonable judgment, materially impair that other Party's ability to meet and perform its obligations and duties hereunder. Prompt notice of election to terminate shall be furnished by the terminating Party to all other Parties, with said termination to be effective upon receipt of notice by all such Parties;

     M. Termination upon mutual written agreement of the Parties to this
Agreement.

     Section 9.2. Effect of Termination.

     Notwithstanding any termination of this Agreement pursuant to Section 9.1, the Trust and the Distributor shall, at the option of Company, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (the "Existing Contracts") unless such further sale of any
Fund's shares is proscribed by law, regulation or applicable regulatory body, or unless the Trust requests that Company seek an order pursuant to Section 26(b)
of the 1940 Act to permit the substitution of other securities for the shares of the Fund. The Trust shall bear the cost of any such substitution in the above described event. Specifically, without limitation, the owners of the Existing
Contracts or Company, whichever shall have legal authority to do so, will be permitted to direct allocation and reallocation of investments in the Trust, redeem investments in the Fund

                                       25

and invest in the Fund through additional purchase payments. If such Fund shares continue to be made available after such termination, the provision of this
Agreement shall remain in effect.

     Section 9.3. Articles I, II, III, IV, V, VI, and VII shall survive any termination of this Agreement to the extent necessary to carry out the provisions of Section 9.2. Articles II and VII shall survive any termination of this Agreement.

     Section 9.4. The Parties agree to cooperate and give reasonable assistance to one another in taking all necessary and appropriate steps for the purpose of ensuring that the Separate Account owns no shares of a Fund after the effective date of this Agreement's termination with respect to such shares, or, if such ownership following termination cannot be avoided, that the duration thereof is as brief as reasonably practicable.

                               ARTICLE X. NOTICES

     Section 10.1. Any notice shall be sufficiently given when sent by registered or certified mail to the other Party at the address of such Party set forth below or at such other address as such Party may from time to time specify in writing to the other Party.

If to the Trust:

Davis Variable Account Fund
2949 East Elvira Rd., Suite 101
Tucson, Arizona 85706
Attn: Kenneth Eich, Executive Vice President

If to the Distributor:

Davis Distributors, LLC
2949 East Elvira Rd., Suite 101
Tucson, Arizona 85706
Attn: Kenneth Eich, President

If to the Adviser:

Davis Selected Advisers, L.P.
2949 East Elvira Rd., Suite 101
Tucson, Arizona 85706
Attn: Kenneth Eich, COO

                                       26

If to the Company:

New York Life Insurance and
Annuity Corporation
51 Madison Avenue
New York, New York 10010
Attn: Robert J. Hebron, Senior Vice President,
with a copy to the Office of General Counsel,
Variable Product Attorney

                            ARTICLE XI. MISCELLANEOUS

     Section 11.1. Subject to the requirements of legal process and regulatory authority, each Party will treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other Parties and, except as permitted by this
Agreement or as required by any governmental agency, regulator or other authority, shall not without the express written consent of the affected Party disclose, disseminate or utilize such names and addresses and other confidential information until such time as it may come into the public domain.

     Section 11.2. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     Section 11.3. This Agreement may be executed in counterparts, each of which taken together shall constitute one and the same instrument.

     Section 11.4. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this
Agreement shall not be affected thereby.

     Section 11.5. Each Party shall:

     A. Cooperate with each other Party and all governmental authorities having jurisdiction over such other Party (including, without limitation, the Federal
Reserve Board, the SEC, the NASD and state insurance regulators) and shall permit such authorities (and other Parties) reasonable access to its relevant books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

     B. At the request of any Party to this Agreement, make available to the requesting Party's independent auditors and/or representatives of the appropriate regulatory agencies, all records, data, and access to operating procedures that may be reasonably requested in connection with compliance and regulatory requirements related to this Agreement or any Party's obligations under this Agreement.

                                       27

     C. Notify the other Parties in writing of reasonable concerns or issues it may have from time to time concerning market-timing, excessive trading, or other potentially detrimental trading activities that affect or may affect a Separate
Account or a Fund, and shall consult with each other Party and work cooperatively to reach a mutually satisfactory solution or action plan to address such Party's concerns or issues, it being understood and agreed to by all Parties (i) that purchases and exchanges in shares issued by the Trust should not operate as a vehicle for market timing, (ii) the Trust's board of directors has adopted policies and procedures with respect to the frequent purchases and redemption of Trust shares. (The Company will make reasonable efforts to prevent the use of the purchase and exchange of shares issued by the
Trust as a vehicle for market timing); and (iii) that Congress, the SEC and other regulatory bodies may adopt new laws or regulations that may require the
Parties to revise the terms and conditions of this Agreement.

     Section 11.6. The rights, remedies and obligations contained in this
Agreement are cumulative and are in addition to any and all rights, remedies and obligations at law or in equity, which the Parties hereto are entitled to under state and federal laws.

     Section 11.7. This Agreement or any of the rights and obligations hereunder may not be assigned by any Party without the prior written consent of all
Parties.

     Section 11.8. This Agreement may not be amended or modified except by written agreement executed by each of the Parties.

     Section 11.9. Acknowledgements:

     A. Company acknowledges that the identity of the Trust's, Adviser's and
Distributor's (and their affiliates' and/or subsidiaries') customers and all information maintained about those customers constitute the valuable property of the Trust, Adviser and Distributor, respectively. Company agrees that, should it come into contact or possession of any such information (including, but not limited to, lists or compilations of the identity of such customers), Company shall hold such information or property in confidence and shall not use, disclose or distribute any such information or property except with prior written consent of the Trust, Adviser and Distributor or as required by law or judicial process or to perform its obligations under this Agreement.

     B. The Trust, Adviser and Distributor acknowledge that the identity of
Company's (and its affiliates' and/or subsidiaries') customers and all information maintained about those customers constitute the valuable property of
Company. The Trust, Adviser and Distributor agree that, should they come into contact or possession of any such information (including, but not limited to, lists or compilations of the identity of such customers), they shall hold such information or property in confidence and shall not use, disclose or distribute any such information or property except with Company's prior written consent or as required by law or judicial process or to perform its obligations under this
Agreement.

     This Section 11.9 shall survive the expiration or termination of this
Agreement.

                                       28

     Section 11.10. It is understood and expressly stipulated that neither the shareholders of shares of any Fund nor the Trustees or officers of the Trust shall be personally liable hereunder solely as a result of their capacities as such. No Fund shall be liable for the obligations or liabilities of any other
Fund. All persons dealing with a particular Fund must look solely to the property of that Fund for enforcement of any claims against that Fund. It is also understood that each Fund shall be deemed to be entering into a separate
Agreement with Company so that it is as if each of Fund had signed a separate
Agreement with Company and that a single document is being signed simply to facilitate the execution and administration of the Agreement.

     Section 11.11. Nothing contained in this Agreement shall supercede the terms of the distribution agreement between the Trust and the Distributor; it being understood and agreed to by the Parties that such distribution agreement does not and shall not affect or govern in any way the rights and obligations of any Party under this Agreement.

                                       29

     IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed in as name and on its behalf by its duly authorized representative as of the date specified above.

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
On its behalf and each Separate Account named in
Schedule A, as may be amended from time to time

By:
   ----------------------------------
Name: Robert J. Hebron
Title: Senior Vice President

DAVIS VARIABLE ACCOUNT FUND, INC.
on behalf of each Fund set forth on Exhibit B hereto individually and not jointly

By:
   ----------------------------------
Name: Kenneth Eich
Title: Executive Vice President

DAVIS DISTRIBUTORS, LLC

By:
   ----------------------------------
Name: Kenneth Eich
Title: President

DAVIS SELECTED ADVISERS, L.P.

By:
   ----------------------------------
Name: Kenneth Eich
Title: Chief Operating Officer

                                       30

                                   SCHEDULE A

                                SEPARATE ACCOUNTS

NAME OF SEPARATE ACCOUNT AND DATE ESTABLISHED         CONTRACT FORM NUMBERS
---------------------------------------------   --------------------------------

NYLIAC Corporate Sponsored Variable Universal   Corporate Executive Series
Life Separate Account - I                       Variable Universal Life
May 24, 1996                                    Policy #301-43

NYLIAC Private Placement Variable Universal     CorpExec Private Placement
Life Separate Account - I                       Variable Universal Life
December 10, 2001                               Policy #304-46C (Group)
                                                Policy #304-47 (Individual)

NYLIAC Private Placement Variable Universal     CorpExec Private Placement
Life Separate Account-II                        Variable Universal Life
December 10, 2001                               Policy #304-46C (Group)
                                                Policy #304-47 (Individual)

                                       31

                                   SCHEDULE B

                               PARTICIPATING FUNDS

Davis Value Portfolio

                                       32

                                   SCHEDULE C

                                 COST ALLOCATION

             The COMPANY                The TRUST or its Agent (as appropriate)
-------------------------------------   ----------------------------------------
Preparing and filing the Separate       Preparing and filing the Trust
Account registration statements.        registration statement.

Text composition and alterations for    Text composition and alterations for the
the Separate Account prospectuses,      Trust prospectuses, SAIs and any
SAIs and any supplements thereto.       supplements thereto, including versions
                                        of these documents to accommodate
                                        various combinations of Funds offered
                                        under Separate Account prospectuses.

Printing of the Trust prospectuses,     Supplying typeset, camera and/or
SAIs and supplements thereto for        web-ready Trust prospectuses, SAIs and
prospective Contract owners. Printing   supplements. Printing of the Trust
Separate Account prospectuses, SAIs     prospectuses, SAIs and supplements
and supplements thereto.                thereto for existing Contract owners
                                        that invest in the Trust.

Mailing and distributing the Trust      All or the Trust's pro-rata portion (if
prospectuses, SAIs and supplements      combined with documents of other funds)
thereto to prospective Contract         of mailing and distributing the Trust
owners. Mailing and distributing        prospectuses, SAIs and supplements
Separate Account prospectuses, SAIs     thereto to existing Contract owners.
and supplements to prospective and      (SAIs are distributed only upon request
existing Contract owners. (SAIs are     of the Contract owner.)
distributed only upon request of the
Contract owner.)

Text composition and alterations of     Text composition and alterations of the
the Separate Account portion of the     Trust proxy statements and voting
annual and semi-annual reports.         instructions solicitation materials to
                                        Contract owners with respect to proxies
                                        related to the Trust, annual and
                                        semi-annual reports for the Trust and
                                        other communications to shareholders.

Printing, mailing and distributing      Supplying typeset, camera and/or
annual and semi-annual reports for      web-ready Trust proxy statements and
prospective Contract owners.            voting instructions solicitation
                                        materials, annual and semi-annual
                                        reports and other communications to
                                        shareholders. Printing costs for copies
                                        of such materials distributed to
                                        Contract owners.

Text composition, alterations,          All or the Trust's pro-rata portion (if
printing, mailing and distributing,     combined with documents of other funds)
and tabulation of proxy statements      of mailing and distributing annual and
and voting instruction solicitation     semi-annual reports for the Trust to
materials to Contract owners with       existing Contract owners that invest in
respect to proxies related to the       the Trust.
Separate Account(s).

Preparation, printing and               Mailing and distributing and tabulation
distributing sales material and         of proxy statements and voting
advertising related to the Trust and    instruction solicitation materials to
contained in Separate Account           Contract owners with respect to proxies
advertising and sales materials; and    related to the Trust.
filing such materials with and
obtaining approval from, the SEC, the
National Association of Securities
Dealers, Inc., any state insurance
regulatory authority and any other
appropriate regulatory authority, to
the extent required.

                                       33